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                                         Exhibit 23(c)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To First Chicago NBD Corporation:

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 4, 1996, incorporated by reference in The First Chicago Corporation Savings Incentive Plan's Form 11-K for the year ended December 31, 1995, and to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in this Registration Statement.



                              WASHINGTON, PITTMAN & MCKEEVER



Chicago, Illinois
November 19, 1996